                            FORM  8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


                Date of Report:  February 14, 1996
                                 -----------------

                 HOUSEHOLD FINANCE CORPORATION
                 -----------------------------
         (Exact name of registrant as specified in its charter)


Delaware               1-75                    36-1239445
--------------------------------------------------------------
(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)

2700 Sanders Road, Prospect Heights, Illinois         60070
---------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code 847/564-5000
                                                   ------------

Item 5. Other Events

        Effective October 1, 1995, Household Group, Inc. ("HGI"), a wholly-owned subsidiary of Household Finance Corporation ("HFC"), sold for cash and stock all the capital stock of its wholly-owned subsidiary, Alexander Hamilton Life Insurance Company of America ("AHLIC") to Jefferson-Pilot Corporation ("JP"). Prior to the closing of this transaction, HGI removed from AHLIC and retained all business, related assets and liabilities pertaining to AHLIC's credit life, accident and health, periodic payment and corporate-owned life insurance products so that effectively only the individual life and annuity product lines ("Transferred Business") were transferred to JP pursuant to this transaction. At sale date, assets related to the Transferred Business totaled approximately $6.1 billion and consisted primarily of investment securities. The purchase price for the Transferred Business was $575 million.

Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits

        (a) Financial statements of business acquired.

            Not applicable.

        (b) Pro forma financial information.

            Unaudited pro forma consolidated statement of income of Household Finance Corporation and Subsidiaries for the year ended December 31, 1995 giving effect to the pro forma adjustments related to the sale of Alexander Hamilton Life Insurance Company of America as described in Item 5 hereof. The unaudited pro forma consolidated statement of income of Household Finance Corporation and Subsidiaries for the year ended December 31, 1994 was included in the Current Report on Form 8-K dated August 9, 1995.

The following table presents the historical unaudited consolidated statement of income for Household Finance Corporation and Subsidiaries ("HFC") for the year ended December 31, 1995 and the unaudited pro forma consolidated statement of income for the year ended December 31, 1995 for HFC giving effect to the pro forma adjustments related to the sale of the individual life and annuity product lines of Alexander Hamilton Life Insurance Company of America ("AHLIC") as described herein. The pro forma consolidated statement of income for the year ended December 31, 1995 was prepared assuming the sale of the selected product lines of AHLIC took place on January 1, 1995. HFC does not expect to incur material charges or credits as a result of the sale of the product lines of AHLIC on an ongoing basis and has not reflected such in the pro forma consolidated financial statements below.

For purposes of preparing the pro forma financial statements, HFC has assumed the cash proceeds from the sale of the product lines of AHLIC have been used to decrease outstanding debt. The pro forma consolidated financial statements presented below do not purport to represent what the results of operations would have been had the pro forma adjustments occurred on the dates referred to above or to be indicative of the future results of operations of HFC. The pro forma adjustments are based on available information and certain assumptions that HFC believes are reasonable.

Household Finance Corporation and Subsidiaries
Pro Forma Unaudited Consolidated Statements of Income
Year Ended December 31, 1995
In millions.

------------------------------------------------------------------------------------------
                                      Historical                                 Household
                                       Household                                   Finance
                                         Finance     Pro Forma         Other   Corporation
                                     Corporation   Adjustments   Adjustments     Pro Forma
------------------------------------------------------------------------------------------
Finance income                          $1,724.6                                  $1,724.6
Interest income from noninsurance
  investment securities                     33.9                      $  2.8 (1)      36.7
Interest expense                           824.6                       (24.8)(2)     799.8
------------------------------------------------------------------------------------------
Net interest margin                        933.9                        27.6         961.5
Provision for credit losses on
  owned receivables                        511.0                                     511.0
------------------------------------------------------------------------------------------
Net interest margin after provision
  for credit losses                        422.9                        27.6         450.5
------------------------------------------------------------------------------------------
Securitization income                      407.8                                     407.8
Insurance premiums and contract
  revenues                                 251.7      $ (93.0)(3)                    158.7
Investment income                          453.8       (299.5)(3)                    154.3
Fee income                                 125.2                                     125.2
Other income                               192.6        (50.2)(3)                    142.4
------------------------------------------------------------------------------------------
Total other revenues                     1,431.1       (442.7)                       988.4
------------------------------------------------------------------------------------------
Salaries and fringe benefits               324.6        (16.6)(3)                    308.0
Other operating expenses                   639.9        (67.0)(3)                    572.9
Policyholders' benefits                    452.3       (263.1)(3)                    189.2
------------------------------------------------------------------------------------------
Total costs and expenses                 1,416.8       (346.7)                     1,070.1
------------------------------------------------------------------------------------------
Income before income taxes                 437.2        (96.0)          27.6         368.8
Income taxes                               175.4        (61.2)(4)        9.7 (4)     123.9
------------------------------------------------------------------------------------------
Net income                              $  261.8      $ (34.8)        $ 17.9      $  244.9
==========================================================================================

Explanation of pro forma adjustments:

(1) Represents investment income from January 1, 1995 through October 1, 1995 on proceeds received in the form of preferred stock from the sale of certain product lines of AHLIC.

(2) Represents reduction of interest expense from January 1, 1995 through October 1, 1995 from use of cash proceeds from the sale of certain product lines of AHLIC to reduce outstanding debt.

(3) Represents the reduction of income and expenses related to the sale of certain product lines of AHLIC from January 1, 1995 through October 1, 1995 had the sales of assets and liabilities taken place on January 1, 1995.

(4) Represents the net effect of the pro forma adjustments at statutory income tax rates, adjusted for the additional tax impact of the sale of certain product lines of AHLIC.

                            SIGNATURE
                            ---------

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    HOUSEHOLD FINANCE CORPORATION
                                    -----------------------------
                                           (Registrant)


                               By:  /s/ David A. Schoenholz
                                    -----------------------
                                    David A. Schoenholz
                                    Vice President -
                                    Chief Accounting Officer and
                                    Chief Financial Officer,
                                    Director and on behalf of
                                    Household Finance Corporation


Dated:  February 14, 1996
        -----------------